                                                                      Exhibit 10
                 LICENSE, DEVELOPMENT, AND MARKETING AGREEMENT

This LICENSE, DEVELOPMENT, AND MARKETING AGREEMENT (the "Agreement") is entered into and effective as of July 9, 1996 (the "Effective Date") by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation and CITRIX SYSTEMS, INC. ("Citrix"), a Delaware corporation.

                                    RECITALS
                                    --------

A. Microsoft desires to license Citrix's presentation protocol known as ICA for use in the Microsoft Windows family of products;

B. Citrix desires to license its ICA technology to Microsoft, support Microsoft's efforts to include ICA in the Microsoft Windows family of products, and to engage in joint marketing to promote use of Citrix WinFrame in conjunction with the ICA technology as included in the Microsoft Windows family of products.

                                   AGREEMENT
                                   ---------

1.   DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1 "ICA Software" shall mean the Windows-based presentation software described in the attached Exhibit A, in source and object codes forms, including any related documentation.

1.2 "Microsoft Modifications" shall mean any modifications or derivative works of the ICA Software created by Microsoft hereunder pursuant to Section 3.2.

1.3 "Windows Products" shall mean Windows 3.x, Windows for Workgroups, Windows 95, Windows NT, Internet Explorer for Windows, the operating system code named "Pegasus", and any upgrades, derivatives or successors to the foregoing released during the term and any renewals of this Agreement. The parties agree that for purposes of this Agreement "derivatives" or "successors" of a given Windows Product must contain a substantial portion of the Windows Product's functionality, including, for Windows 95 and Windows, a substantial portion of the Win32 APIs. Windows Products shall not include a version of Windows that provides the operating system functionality for a television set top box. The parties shall mutually agree upon whether additional products covered by any license agreement between Citrix and Microsoft's Consumer Platforms Division shall be considered Windows Products under this Agreement.

1.4 "WinFrame" shall mean Citrix's Windows NT-based remote access product known as "WinFrame."

1.5 "Multi-User Windows NT" shall mean a version of Windows NT Server or Workstation that permits concurrent use of the operating system by multiple end users.

1.6 "Maintenance" shall mean changes in software necessary to maintain previously existing functionality between the software and other software, including changes in order to accommodate changing interfaces to other software.

2.   DEVELOPMENT

2.1  Delivery and Acceptance. Citrix shall deliver the ICA Software to
     -----------------------
Microsoft, and Microsoft shall evaluate the ICA Software and submit a written acceptance or rejection of the ICA Software to Citrix according the schedule described in the attached Exhibit A. The source code version of the ICA Software shall be delivered to a mutually agreeable member of the Microsoft legal department who, following reasonable verification via a consultant that the source code builds and is complete, will store such source code within the legal department's files, until the source code becomes licensed pursuant to Section
3.2. If Microsoft fails to provide notice of rejection within the required time period, the ICA Software shall be deemed accepted. In the event Microsoft rejects the ICA Software, this Agreement shall automatically terminate unless the parties mutually agree upon an extension to the evaluation and acceptance period.

2.2  Integration and Porting. Citrix shall provide the engineering services,
     -----------------------
test suites, documentation, specifications, and support described in the attached Exhibit B for porting the ICA Software to the Windows Products and integration of the ICA Software into the Windows Products, including support for operating ICA Software on all microprocessor platforms on which the Windows Products operate (hereafter "Services and Support").

2.3  Limited Reimbursement for Services and Support. All Services and Support
     ----------------------------------------------
provided by Citrix as described in Section 2.2 shall be [CONFIDENTIAL TREATMENT REQUESTED], except as otherwise set forth in Exhibit B or unless mutually agreed upon by the parties in a written amendment to this Agreement.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.   LICENSES

3.1  ICA Software-Distribution.  Citrix hereby grants to Microsoft, under
     -------------------------
Citrix's intellectual property rights, the following worldwide, non-exclusive, perpetual, irrevocable, royalty free rights: (a) to make, use, copy, import, distribute (directly or indirectly), license, sell, offer to sell, rent or lease the ICA Software (and derivative works thereof created pursuant to Section 3.2), in object code form, in conjunction with the Windows Products; (b) to the sub-license the rights set forth in paragraph (a) above to third parties, including the right to sub-license such rights to further third parties.

3.2  ICA Software-Development.  In the event Citrix is in material breach of its
     ------------------------
obligation to provide Services and Support and fails to cure such breach within thirty (30) days of notice from Microsoft, then (following written notice to Citrix) Microsoft shall thereby have the following worldwide, non-exclusive, perpetual, irrevocable (subject to the last sentence of this Section 3.2), [CONFIDENTIAL TREATMENT REQUESTED] rights, under Citrix's intellectual property rights: (a) to make, use, copy, modify, and create derivative works of the ICA Software, in source code form, to perform Maintenance of the ICA Software (and derivative works thereof), and to fix any bugs or defects in the ICA Software (and derivative works thereof), and (b) to distribute and license the ICA Software (and derivative works thereof), in source code form, to licensees of Microsoft's Windows Products source code, on terms and conditions equivalent to those under which Microsoft licenses the source code for the Windows Products, for purposes of Maintenance, and fixing bugs and defects. In the event a court of competent jurisdiction, following any appeals to which Microsoft may be entitled, rules that Microsoft did not have the right to invoke the above license grant, then the license grant is thereby revoked until such time (if any) as the conditions for invoking the license grant occur.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3  ICA Software Modifications-License Back.  In the event Microsoft creates
     ---------------------------------------
Microsoft Modifications pursuant to Section 3.2 above, Microsoft thereby grants to Citrix the following worldwide, non-exclusive, perpetual, irrevocable, [CONFIDENTIAL TREATMENT REQUESTED] rights, under Microsoft's intellectual property rights: (a) to make, use, copy, import, distribute (directly or indirectly), license, sell, offer to sell, rent or lease the Microsoft Modifications, in source and object code forms, in conjunction with the ICA Software; (b) to the sub-license the rights set forth in paragraph (a) above to third parties, including the right to sub-license such rights to further third parties.


4.   MULTI-USER WINDOWS NT, INTERNET BROWSER

4.1  Extension. In the event Microsoft ships a commercial release of Multi-User
     ---------
Windows NT, during the term of this Agreement, the terms and conditions of the Windows NT source code agreement (currently coded #5198-9338) and binary distribution agreement (currently coded 5198-0228 then in effect between Microsoft and Citrix shall be extended automatically [CONFIDENTIAL TREATMENT REQUESTED], to the date that is [CONFIDENTIAL TREATMENT REQUESTED] from the date of Microsoft's commercial release of Multi-User Windows NT.

4.2  Optional Termination. Microsoft agrees to notify Citrix not later than six
     --------------------
(6) months prior to commercial shipment of Multi-User Windows NT of its intent to ship such a Multi-User Windows NT. Microsoft shall use reasonable best efforts to notify Citrix thirty (30) days prior to Microsoft's public disclosure of its intent to ship a Multi-user Windows NT. Upon receipt of such notice, Citrix may terminate this Agreement upon written notice to Microsoft, effective no earlier than the day following Microsoft's commercial shipment of the initial Windows Product containing the ISA Software. Following termination of this Agreement pursuant to this Section 4.2(a) the rights described in Sections 3.1,
3.2 (if invoked prior to such termination), and 3.3 (if Section 3.2 is invoked prior to such termination) shall continue in full force and effect, and (b) Citrix's obligations to provide Services and Support shall cease.

4.3  Internet Browser. [CONFIDENTIAL TREATMENT REQUESTED]  In addition, Citrix
     ----------------
shall not make or permit any Browser Provider to make any disclosure regarding a Browser Provider's intention or plan to distribute ICA Software in conjunction with a Browser Provider's browser software in any other manner prior to May 25, 1996.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.   INTEROPERABILITY

5.1  Compatability. Both parties shall use commercially reasonable efforts to
     -------------
ensure the ICA Software will be implemented in the Windows Products in manner such that a Windows Product incorporating ICA Software will operate in a manner compatible with WinFrame. Citrix shall develop test suites to test such compatability, modify such test suites to account for future releases of ICA Software, and promptly provide such test suites (and modifications thereof) to Microsoft for its use as necessary to test compatability. Upon mutual agreement, Microsoft shall provide certain Microsoft tools and test suites related to the Windows Products for use in developing Citrix's test suites as described above. Microsoft agrees to provide a reasonable number of free copies of Microsoft selected (in consultation with Citrix) Microsoft applications and systems software products in binary form for use only in Citrix's compatibility testing.

5.2  Compatibility Support. Each party will provide beta releases of new
     ---------------------
products to the other party which relate to the subject matter of this Agreement to test interoperability between Windows Products incorporating ICA Software and WinFrame. Each party shall treat such beta releases as confidential information, and shall provide prompt and regular feedback regarding any interoperability issues encountered. The parties shall work in good faith to share test plans, and to establish a process and assign responsibility for reproducing and resolving bugs, including a joint escalation procedure.

5.3  Meeting. The parties agree to meet at least twice per calendar year during
     -------
the term of this Agreement and any renewals thereof to discuss their respective engineering and marketing plans relative to the development of software based on the ICA Software and protocols.

6.   SALES AND MARKETING

6.1  Briefings.  The parties will conduct joint industry analyst briefings as
     ---------
mutually agreed.

6.2  Cooperative Marketing. The parties will conduct cooperative marketing to
     ---------------------
promote the use of ICA Software incorporated into Windows Products with WinFrame-based servers, as mutually agreed.

6.3  Web Page. The parties shall work in good faith to create a mutually
     --------
agreeable HTML-based Web page describing the Microsoft/Citrix relationship and Microsoft products that incorporate ICA Software. Citrix and Microsoft may display such Web page at their corporate Web sites, and other authorized Web sites under license by a party.

6.4   Web Sites. Both parties will use commercially reasonable efforts to
      ---------
establish Web sites, by July 31, 1996, that highlight the Internet functionality of the ICA Software which will be bundled with Windows Products. The parties agree to jointly seek the cooperation and contribution of goods and services by providers of server hardware (e.g., Compaq) and communications services (e.g., MCI) in the establishment of these sites.

7.   WARRANTIES

7.1  Citrix. Citrix warrants and represents that:
     ------

     7.1.1 It has the full power to enter into this Agreement and grant the license rights set forth herein;

     7.1.2 It has not previously and will not grant any rights in the ICA Software to any third party that are in conflict with the rights granted to Microsoft herein;

     7.1.3 The ICA Software does not (a) infringe any copyright enforceable under the laws of the countries listed in Section 7.4, (b) violate any trade secret right of any third party, or (c) to the best of Citrix's knowledge infringe any patent right of any third party as of the Effective Date;

7.2  Microsoft. Microsoft represents and warrants that:

     7.2.1 It has the full power to enter into this Agreement and grant the license rights set forth herein;

     7.2.2 It has not previously and will not grant any rights in the Microsoft Modifications to any third party that are in conflict with the rights granted to Citrix herein;

     7.2.3 The Microsoft Modifications do not infringe any copyright enforceable under the laws of the countries listed in Section 7.4, (b) violate any trade secret right of any third party, or (c) to the best of Microsoft's knowledge infringe any patent right of any third party as of the Effective Date.

7.3 EXCEPT AS PROVIDED IN SECTIONS 7.1 AND 7.2, THE SOFTWARE LICENSED BY EACH PARTY TO THE OTHER PURSUANT TO THIS AGREEMENT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. ANY REPRESENTATIONS OR WARRANTIES MADE BY EITHER PARTY TO ITS CUSTOMERS, EXPRESS OR IMPLIED BY LAW OR OTHERWISE, REGARDING INTELLECTUAL PROPERTY ARE THE SOLE RESPONSIBILITY OF SUCH PARTY. EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EITHER

EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.4 Neither party shall have any obligation to the other for any copyright infringement claim made against the other which arises from the use or distribution of the ICA Software or the Microsoft Modifications outside the geographical boundaries of the United States, Canada, Australia, Japan, the European Economic Community, Sweden, Norway, and Finland, and each party hereby releases and discharges the other from any and all copyright infringement claims resulting from such use or distribution.

8.   INDEMNITY

8.1  Indemnity.
     ---------

8.1 Each party shall (the "Indemnifying Party"), at its expense and upon request, defend any claims or action brought against the other party, and the other party's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors (the "Indemnified Party"), which, if true, would constitute a breach of a warranty set forth in Section 7, and the party will indemnify and hold the other party harmless from and against any costs, damages and fees reasonably incurred by the other party, including but not limited to fees of attorneys and other professionals, that are attributable to such claim; provided, that: (i) the Indemnified Party provides the Indemnifying Party with reasonably prompt notice in writing of any such claim or action and permits the Indemnifying party, through counsel reasonably acceptable to the Indemnified Party, to answer and defend such claim or action; and (ii) the Indemnified Party provides Indemnifying Party information, assistance and authority to help the Indemnifying Party to defend such claim or action. The Indemnified Party will not be responsible for any settlement made without its written permission, which permission will not be unreasonably withheld. The Indemnifying Party shall reimburse the Indemnified Party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Section.

8.2 The Indemnified Party shall have the right to employ separate counsel and participate in the defense of any claim or action at its expense.

8.3 Following notice of an Infringement Claim, Citrix may, at its expense, without obligation to do so, procure for Microsoft the right to continue to market, use and have others use, the ICA Software or, without obligation to do so, may replace or modify the ICA Software to make it non-infringing. If Citrix elects to replace or modify the ICA

Software, such replacement shall meet substantially the specifications as provided in Exhibit A and shall be subject to the acceptance provisions of
Section 2.1. Citrix shall have no liability for any infringement claim based on Microsoft's (a) use or distribution of the ICA Software after receipt of notice from Citrix that Microsoft should cease use or distribution of the ICA Software due to an infringement claim, or (b) combination of the ICA Software with other programs or data, if such infringement claim would have been avoided by the exclusive use of the ICA Software. For all infringement claims arising under this Section 8.3, Microsoft agrees to indemnify and defend Citrix from and against all damages, costs and expenses, including reasonable attorneys' fees.

8.4 Following notice of an infringement claim, Microsoft may, at its expense, without obligation to do so, procure for Citrix the right to continue to market, use and have other use, the Microsoft Modifications or, without obligation to do so, may replace or modify the Microsoft Modifications to make it non-infringing. Microsoft shall have no liability for any infringement claim based on Citrix's
(a) use or distribution of the Microsoft Modifications after receipt of notice from Microsoft that Citrix should cease use or distribution of the Microsoft Modifications due to an infringement claim, or (b) combination of the Microsoft Modifications with other programs or data, if such infringement claim would have been avoided by the exclusive use of the Microsoft Modifications. For all infringement claims arising under this Section 8.4, Citrix agrees to indemnify and defend Microsoft from and against all damages, costs and expenses, including reasonable attorneys' fees.

9.   CONFIDENTIALITY

9.1 Each party expressly undertakes to retain in confidence the terms and conditions of this Agreement, and all other non-public information and know-how disclosed to the each other that has been designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (the "Confidential Information"), and will make no use of such information and know-how except under the terms and during the existence of this Agreement; provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants as required in the ordinary course of that party's business. Each party shall use its best efforts to protect the Confidential Information, which precautions shall be at least as great as the precautions it takes to protect its own confidential information. Each party may disclose Confidential Information only to its employees on a "need-to-know" basis. Each party may disclose Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Each party shall notify the other party promptly upon the discovery of any unauthorized use or disclosure of Confidential

Information, and will cooperate with the other party in every reasonable way to assist the other party in regaining possession of such Confidential Information and to prevent future unauthorized use or disclosures.

9.2 Confidential Information shall not include that information defined as Confidential Information above which: (i) entered the public domain without the receiving party's breach of any obligation owed to the disclosing party under this Agreement by the disclosing party, (ii) became known to the receiving party prior to the disclosure of such information, (iii) became known to the receiving party from a source other than the disclosing party other than by breach of an obligation of confidentially owed under this Agreement, (iv) was disclosed to a thirty party without any obligation of confidence, or (v) was independently developed by the receiving party.

9.3 The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein, except to the extent that disclosure is inherent from selling, licensing or otherwise disposing of a product using or incorporating such residuals. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to Confidential Information, including ideas, concepts know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals or the sale of products using or incorporating residuals, [CONFIDENTIAL TREATMENT REQUESTED] However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.   TERM AND TERMINATION

10.1  Term. The term of this Agreement shall commence as of the Effective Date
      ----
and shall continue for a period of two (2) years, unless terminated as provided in this Agreement. The Agreement shall automatically renew for additional two
(2) year terms unless a party notifies the other party sixty (60) days prior to the start of a prospective renewal term that it does not desire to renew this Agreement.

10.2  Termination For Cause. Either party may terminate this Agreement
      ---------------------
immediately upon written notice at any time if the other party is in material breach of any term or condition of this Agreement, and fails to cure that breach within thirty (30) days after written notice thereof.

10.3  Effect of Termination. In the event of termination or expiration of this
      ---------------------
Agreement for any reason (other than for rejection of the ICA Software pursuant to Section 2.1), Sections 1,3,8,9,10.3,11, and 12 shall survive termination.

11.   LIMITATION OF LIABILITY; ACTIONS

11.1 Except for a material breach of Sections 9 or 3, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. The entire cumulative liability of a party for any damages arising out of or related to this Agreement shall not exceed ten million dollars. The parties acknowledge that other parts of this Agreement rely upon the inclusion of this Section.

11.2 Nothing in this Agreement shall affect or limit either party's right to institute and prosecute proceedings in any court of competent jurisdiction (as provided in Section 12.3) to seek, under any applicable laws, damages for breach of this Agreement, or specific performance of this Agreement, or an order enjoining the other party from activities in violation of this Agreement.


12.   GENERAL

12.1  Notices. All notices and requests in connection with this Agreement shall
      -------
be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails , postage prepaid, certified or registered, return receipt requested, and addressed as follows:

To CITRIX                          To MICROSOFT


Citrix Systems, Inc.               Microsoft Corporation
210 University Dr., Suite 700      One Microsoft WA
Coral springs, FL 33071            Redmond, Wa 98052-6399
Attention:_______________________  Attention:  Group Vice President, Platforms
                                   Group
                                   Phone:  (206) 882-8080
Phone:___________________________  Fax:  (206) 936-7329

Fax:_____________________________
                                   Copy to:  Law & Corporate Affairs
                                   Fax:  (206) 936-7409



or to such other address as a party may designate pursuant to this notice provision.

12.2  Independent Contractors. Citrix is an independent contractor for
      -----------------------
Microsoft, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

12.3  Governing Law; Jurisdiction; Attorneys' Fees. This Agreement shall be
      --------------------------------------------
governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement (a) the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees, and (b) the party bringing the action in a court in the state and county where the other party's corporate headquarters is located.

12.4  Assignment. This Agreement shall be binding upon and inure to the benefit
      ----------
of each party's respective successors and lawful assigns; provided, however, that neither party may assign this Agreement, in whole or in part, without the prior written approval of the other party, which consent shall not be unreasonably withheld.

12.5  Construction. If for any reason a court of competent jurisdiction finds
      ------------
any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissable so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction if favor or against either party.

12.6  Entire Agreement. This Agreement constitutes the entire Agreement between
      ----------------
the parties with respect to the Services and all other subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Citrix and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION    CITRIX SYSTEMS, INC.
/s/ Paul Maritz          /s/ Edward E. Iacobucci
-----------------------  -----------------------
                         By (Sign)
By (Sign)
Paul Maritz              Edward E. Iacobucci
-----------------------  -----------------------
                         Name (Print)
Name (Print)
Vice President           Chairman
-----------------------  -----------------------
                         Title
Title
July 9, 1996
-----------------------  -----------------------
                         Date
Date

                                   EXHIBIT A
                           DESCRIPTION AND ACCEPTANCE

DESCRIPTION
-----------

The ICA software described in this agreement is currently Citrix version 1.6 client for Windows 3.1, Windows for Workgroups, Windows95, and Windows NT; and requires the following enhancements and changes to make it acceptable in this agreement:

Function that is removed:

[CONFIDENTIAL TREATMENT REQUESTED]

Function and features that are added:

[CONFIDENTIAL TREATMENT REQUESTED]

Citrix agrees to add the following capabilities to the ICA Software for a future shipment upon request from Microsoft. The schedule for these requested capabilities is to be negotiated in good faith between Citrix and Microsoft, with consideration for each parties business needs.

[CONFIDENTIAL TREATMENT REQUESTED]

Microsoft agrees to reimburse Citrix for reasonable engineering expenses associated with porting and adapting ICA software to non-Intel Windows NT platforms, and to the Pegasus operating system.

ACCEPTANCE CRITERIA
-------------------

Citrix will deliver a detailed Test Plan outlining steps taken to test all its deliverables to Microsoft within 2 weeks of this Agreement. Microsoft will provide written comments within 10 days to Citrix. If no comments are received within 10 days, the Test Plan will be considered acceptable by Microsoft.

Software delivery will occur when Citrix delivers to Microsoft as described below.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

 .  For each software delivery, Citrix will provide:

   -  written statement of contents
   -  the ICA Software
   -  the Test Plan
   -  the Test Plan results, which will include tests executed, test compliance
   -  release notes, including list of known bugs
   -  method to identify version, including visually and from setup.
   -  description of changes from the previous release

Source code for ICA Software that is delivered will be maintained in such a way that the ICA Software delivery can be rebuilt from the source.

 .  For each software drop, Microsoft runs their own acceptance tests.

Upon receipt of ICA Software, Microsoft, with the assistance of Citrix, if such assistance is requested, will test the ICA Software for a period of up to sixty (60) days ("Test Period"), to determine if it contains Errors. During the Test Period, Microsoft will promptly notify Citrix of any Errors it discovers. Citrix will use reasonable efforts to promptly correct the Errors and redeliver the corrected items for testing. This process of notification and correction may be repeated as necessary during the Test Period but in no case will exceed a total of sixty (60) days. Conformity to ICA Software Description, the agreed-upon acceptance criteria, and Citrix's warranties herein shall solely determine Microsoft's right to accept or reject the Licensed Software. The Licensed Software shall be deemed accepted if Microsoft ships the same to a customer for revenue.

Within thirty (30) days after the end of the Test Period or within a time frame mutually agreed upon between Citrix and Microsoft, Citrix will deliver a final ICA Software to Microsoft with a list of all Errors Citrix has been unable to correct, together with a schedule of when correction, if any, will be made and delivered.

Within twenty (20) days after such final delivery, Microsoft will furnish written notice to Citrix of acceptance or rejection. Should this written notice not be received within (20) twenty days, the ICA Software is deemed accepted. Should the proposed deliverable and schedule be rejected by the Microsoft, Microsoft will provide a specific list of deficiencies in proposed deliverable and each point of deficiency shall be reviewed and negotiated for final disposition. This discussion will commence immediately upon notification of non-acceptance and will be completed within five (5) working days.

Citrix shall supply intermediate ICA software releases as deemed necessary by Citrix. Citrix agrees to promptly provide Microsoft with all corrections, updates, releases, versions, upgrades and enhancements to the ICA Software (collectively, "Updates"), and with a description of any new features, corrections, etc. to the ICA Software contained in such Updates, at no additional charge during the term of this Agreement. Such Updates shall be provided to Microsoft in beta and final forms, and no later than they are provided to any other customers.

Parties agree that initial delivery of the ICA Software has been made. Citrix is obligated to deliver update releases of ICA Software in support of Windows products delivery schedules.

                                   EXHIBIT B
                                    SUPPORT

SUPPORT
-------

Each party shall provide third level technical support for the items provided by said party to the other party. Third level support is defined to be support for problems which have been determined to be errors in the ICA Software. Such support will be provided, at no charge, from initial acceptance of the item being supported until two years after expiration of this Agreement. This support shall also cover the period of time when the product is released to Beta sites for the Beta testing period before product release.

Technical support will consist of:

 . Each party shall assign a contact person who will be the recipient of all support questions and will provide support responses. The contact person will, as much as possible, be the same individual but changes may be made from time to time as business requirements suggest.

 . Parties shall communicate all errors in accordance with the Error Reporting
  Mechanism defined below. Problems of unusual severity or impact may be communicated by telephone contact to the contact person, but all such problems will also be reported using the Error Reporting Mechanism.

Upon reasonable request by Microsoft, Citrix agrees to provide an engineer on-site at Microsoft's premises to correct bugs found in the Licensed Software. MS shall not be obligated to pay Citrix for such engineer's time, but MS' agrees to reimburse Citrix for reasonable living expenses during the time that such engineer is at MS premises. The obligation for travel expenses will be mutually agreed-upon at the time of the request.

For the purposes of this agreement problems to be addressed may be handled by correction to the delivered product (or component thereof) or by updated documentation of limitation of capability or by means of circumventing said problem with no material loss of functionality.

All problems which have been determined to need correction will be corrected in accordance with schedule and guidelines that are determined for fixing errors after product release.

SUPPORT ESCALATION PROCEDURE

Should a reported problem not be addressed in terms consistent with this agreement, or should one party view the importance or severity of a problem as more significant than the other, a support escalation procedure may be put into effect Microsoft will have the right to classify all error severity.

ERRORS
------

DEFINITIONS & TIMELINES

         SEVERITY            CRITERIA
        -----------          ---------
             1               Critical:  Problem which prevents or seriously
                             --------
                             impairs the performance of substantially all major
                             functions.  Behavior compromises security of the
                             client.

             2               Severe Impact:  Problem which prevents or
                             -------------
                             seriously impairs the performance of a major
                             function.

             3               Degraded Operation:  Problem which disables or
                             ------------------
                             impairs the performance of a minor function.

             4               Nuisance:  Problem does not impair functionality
                             ---------
                             but does not work as user would expect.


PRIORITY                     CRITERIA                    TIME LIMIT *
--------                     --------                    ------------

[CONFIDENTIAL TREATMENT REQUESTED]


* This is the time within which Citrix must provide a plan for problem resolution and, if possible, a temporary work around solution. The actual timetable to complete and deliver the correction shall be negotiated in good faith between Citrix and MS, provided Citrix shall use its reasonable best effort to correct any such problem in a reasonably prompt manner.

** Errors of priority level lower than 2 will be addressed in a timely fashion consistent with the business needs of both parties.

DETERMINATION OF ERROR LEVELS

The Severity and Priority level of each error shall be initially set by the party submitting the error. In addition, Priority and Severity levels of errors may be modified in time, if mutually agreed upon. Each party shall determine whether or not each error will be fixed for that party's release of the ICA Software.

[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FIXING ERRORS AFTER PRODUCT RELEASE

Any Errors reported after the first version of the Microsoft product has been released, will be considered for fixing in the next upgrade release of the Microsoft product. The specific Errors that will be fixed in such an upgrade will be determined by Microsoft. There is no assurance that there will be upgrade or error correction releases of the product. Determination of the schedule, if any, for such a release is at the discretion of Microsoft but will consider the business needs of other parties.

REPORTING ERRORS

The party which finds an error in the other's software will send detailed Error reports with steps taken to reproduce the Error, frequency of reproduction, and any supporting information to a pre-determined e-mail alias. The Error Reporting mechanism will include a method for tracking and dispositioning all errors. Microsoft shall acknowledge receipt of Error report within two working days.